UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report – August 11, 2010

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 11, 2010, QEP Resources, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC and each of the other underwriters named on Schedule A thereto (collectively the “Underwriters”), relating to the issuance and sale by the Registrant of $625,000,000 aggregate principal amount of 6.875% Notes due 2021 (the “Notes”). The sale of the Notes has been made under the Registrant’s registration statement on Form S-3 (File No. 333-165805) (the “Registration Statement”).

In the Underwriting Agreement, the Registrant made various representations and warranties to the Underwriters and generally agreed to indemnify, subject to the exceptions in the Underwriting Agreement, the Underwriters and their respective affiliates from, among other things, any untrue statement of a material fact, or omission to state a material fact, in the Registration Statement, the disclosure package or the prospectus related thereto.

Notes and Officers’ Certificate

On August 16, 2010, the Registrant completed the public offering of the Notes. The Registrant intends to use the net proceeds from the offering of approximately $610.9 million, after deducting the underwriting discount and commissions and estimated offering expenses, to repay all of the $500.0 million in indebtedness outstanding under the Registrant’s term loan and approximately $110.9 million in aggregate principal amount of indebtedness outstanding under the Registrant’s revolving credit facility.

The Notes mature on March 1, 2021. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2011 at the rate of 6.875% per year. The Notes are unsecured and rank equally with the Registrant’s other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to the Registrant’s subordinated indebtedness from time to time outstanding. If the Registrant experiences certain kinds of changes of control, it will offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date. The Registrant may redeem the Notes, at any time in whole or from time to time in part, at the redemption prices set forth in the Officers’ Certificate.

The terms of the Notes are governed by an Indenture dated as of March 1, 2001 (the “Indenture”), between the Registrant and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and an officers’ certificate setting forth the terms of the Notes, dated as of August 16, 2010 (the “Officers’ Certificate”). The Officers’ Certificate, including the form of the Notes, is filed herewith as Exhibit 4.1 and incorporated by reference herein. The Indenture is incorporated by reference herein by reference to Exhibit No. 4.01. to the Registrant’s Current Report on Form 8-K dated March 6, 2001.

Relationships

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated August 11, 2010, by and among QEP Resources, Inc., and the Underwriters named on Schedule A thereto.

4.1	Officers’ Certificate, dated as of August 16, 2010 (including form of the Registrant’s 6.875% Notes due 2021).

4.2	Indenture dated as of March 1, 2001, between Questar Market Resources, Inc. (predecessor-in-interest to QEP Resources, Inc.) and Bank One, NA (predecessor-in-interest to Wells Fargo Bank, National Association), as Trustee. (Incorporated by reference to Exhibit No. 4.01. to the Registrant’s Current Report on Form 8-K dated March 6, 2001.)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.
(Registrant)

August 16, 2010

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer and Treasurer

List of Exhibits:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated August 11, 2010, by and among QEP Resources, Inc., and the Underwriters named on Schedule A thereto.

4.1	Officers’ Certificate, dated as of August 16, 2010 (including form of the Registrants 6.875% Notes due 2021).

4.2	Indenture dated as of March 1, 2001, between Questar Market Resources, Inc. (predecessor-in-interest to QEP Resources, Inc.) and Bank One, NA (predecessor-in-interest to Wells Fargo Bank, National Association), as Trustee. (Incorporated by reference to Exhibit No. 4.01. to the Registrant’s Current Report on Form 8-K dated March 6, 2001.)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).